UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On August 8, 2023, Processa Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mr. George Ng as its Chief Executive Officer and a director. Dr. David Young will continue with the Company as a member of the Board of Directors and as the Company’s President of Research and Development.

Mr. Ng, age 48, most recently served as Board Director, President and Chief Operating Officer of Calidi Biotherapeutic Inc. from February 1, 2022 until June 23, 2023. He is currently a partner at PENG Life Science Ventures since September 2013; a director, co-founder, and Chief Business Officer at IACTA Pharmaceuticals, Inc. since January 2020; and lead director of Morphogenesis Inc. since February 2020. His experience further includes serving in various executive-level or Board of Director positions for multiple publicly-traded and private global biotechnology and pharmaceutical firms. Mr. Ng previously served as a director of Inflammatory Response Research, Inc. from May 2019 to April 2020; Invent Medical Corp from July 2019 to January 2020; ImmuneOncia Therapeutics Inc. from June 2016 to 2019; and Virttu Biologics Limited from April 2017 to April 2019. He was also the Executive Vice President and Chief Administrative Officer of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) from March 2015 to April 2019; the Co-Founder and President, Business of Scilex Pharmaceuticals Inc. from September 2012 to April 2019; and the Senior Vice President and General Counsel of BioDelivery Sciences International Inc. (Nasdaq: BDSI) from December 2012 to March 2015. SMr. Ng holds a JD degree from the University of Notre Dame School of Law, as well as a B.A.S in Biochemistry and Economics from the University of California, Davis.

In connection with his employment, Mr. Ng will be paid an annual base salary of $400,000 and will be eligible to receive bonus compensation of up to $100,000 contingent on Mr. Ng. meeting certain performance milestones during 2023 and 2024. In addition, the Compensation Committee awarded 800,000 restricted stock units (“RSUs”) to Mr. Ng. Vesting for 400,000 RSUs occurs ratably over a three-year period and represents the number of RSUs expected to be granted to Mr. Ng in 2023 and 2024. The remaining 400,000 RSUs will vest on the achievement of certain performance metrics, with the first 200,000 performance-based RSUs vesting when gross proceeds of $10,000,000 is raised, and the second 200,000 performance-based RSUs vesting when additional gross proceeds of $10,000,000 is raised. He will also be eligible for other benefits as described in the Employment Agreement

The equity awards will be made pursuant to the Company’s 2019 Omnibus Incentive Plan and the Company’s Form of 2023 Restricted Stock Unit Agreement.

There are no arrangements or understandings between Mr. Ng and any other persons, pursuant to which he was appointed as Chief Executive Officer. There are no family relationships between Mr. Ng and any director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Operating Officer

By mutual agreement, Mr. R. Michael Floyd resigned as Chief Operating Officer of the Company, effective August 31, 2023.

Item 7.01. Regulation FD Disclosure

A press release dated August 8, 2023 announcing the Company’s new Chief Executive Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this current report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for compensation matters related to Mr. Ng’s service as the Company’s Chief Executive Officer and Mr. Ng’s start date. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report for the year ended December 31, 2022 on Form 10-K filed with the Commission on March 30, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 15, 2023, and other reports on file with the Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement dated August 8, 2023 by and between George Ng and Processa Pharmaceuticals, Inc.
99.1	Press Release dated August 8, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: August 8, 2023	By:	/s/ James Stanker
James Stanker
Chief Financial Officer